EXHIBIT 21.1


                                  Subsidiaries
                                       of
                         Key Command International Corp.


         The following entities are wholly-owned subsidiaries of Key Command International Corp.:

Name of Subsidiary                              State of Incorporation
------------------                              ----------------------

Command International Group Inc.                Delaware

Command Internet Corp.                          Delaware